Exhibit 10.1

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Fl. 34134

August 1, 2008

By Hand

Jerry L. Starkey

c/o WCI Communities, Inc.

Re:	Separation Agreement and General Release

Dear Jerry:

This letter confirms our mutual agreement to terminate your employment with WCI Communities, Inc. (the “Company”) (and/or its parents, subsidiaries, affiliates or related entities) as of today, August 1, 2008 (“Termination Date”). You hereby resign from all positions with the Company (and/or its parents, subsidiaries, affiliates or related entities) which you held during your employment, whether as an officer, director or otherwise, which positions you acknowledge and agree will cease as of the Termination Date.

In connection with the termination of your employment, and subject to the terms and conditions contained in this Separation Agreement and General Release, the Company will provide you with the following separation benefits (“Separation Benefits”):

•

A lump sum payment of $700,000 (less applicable deductions and withholdings, which the Company shall hold in trust and remit to the appropriate taxing authorities) (which is inclusive of payment for all accrued but unused vacation days), which payment shall be made by wire transfer contemporaneously with the execution of this Separation Agreement and General Release;

•	Continued use of your Company-provided leased automobile for the balance of the current lease term;

•

The Company will allow you to retain the two laptop computers that were provided to you in connection with your employment (provided, however, that the Company shall have the right to remove any confidential or proprietary information, trade secrets or licensed software from the laptop computers); and

•

If, upon the termination of your group health insurance benefits as described below, you elect to continue such benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, the Company will pay your COBRA premiums directly to the benefits provider for a period of one (1) year.

In addition, subject to the terms and conditions contained in this Separation Agreement and General Release, the Company agrees to waive and not enforce the Executive Termination and Severance Agreement, dated July 28, 2005, and all amendments thereto (collectively, “Executive Termination and Severance Agreement”), except as set forth below with respect to the confidentiality and non-disclosure provisions thereof.

Furthermore, subject to the terms and conditions contained in this Separation Agreement and General Release, the Company agrees to fully and forever release and discharge you of and from all causes of action, claims, damages, judgments or agreements of any kind whatsoever known to the Company as of the date of the Company’s execution of this Separation Agreement and General Release arising from or in connection with your employment with the Company and the termination thereof, which arise from the beginning of time through the date of the Company’s execution of this Separation Agreement and General Release. Notwithstanding the foregoing, nothing set forth in this paragraph shall release (i) any claims relating solely to acts that occur after the date that the Company signs this Separation Agreement and General Release, (ii) any claims to enforce the terms of this Separation Agreement and General Release and (iii) any causes of action, claims, damages, judgments or agreements of any kind whatsoever arising out of or in any way related to any act or omission to act by you constituting willful misconduct, theft, fraud, dishonesty, misappropriation of funds, embezzlement, breach of fiduciary duty, gross negligence or any action or omission by you with regard to the Company that constitutes a criminal act under any applicable law, rule, ordinance or regulation committed or perpetrated by you during the course of your employment with the Company.

As a condition of the release of claims by the Company and your receipt of the Separation Benefits described above to which you are not otherwise entitled, you are required to agree to the terms contained in this Separation Agreement and General Release, including the general release and limited non-competition provisions contained below, and indicate your agreement by signing and returning this Separation Agreement and General Release.

In consideration for the Separation Benefits and other benefits described above to which you are not otherwise entitled and for the mutual promises and covenants contained herein, you (on behalf of yourself, your heirs, assigns, successors, executors and administrators) hereby fully release and discharge the Company and any and all of the Company’s predecessors, successors, assigns, subsidiaries, parents, branches, divisions, affiliates, related entities and its and their respective present and former officers, directors, owners, shareholders, employees and agents (collectively, “Company Entities & Officials”), individually and in their official capacities, of and from all causes of action, claims, damages, judgments or agreements of any kind whatsoever, including but not limited to all matters arising from or in connection with your employment with the Company (and/or any Company Entities & Officials) and the termination thereof (and including, but not limited to, with respect to the Executive Termination and Severance Agreement), which arise from the beginning of time through the date that you execute this Separation Agreement and General Release and whether known or unknown (collectively, “Released Claims”). This release includes, but is not limited to, any and all alleged claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act, the Florida Civil Human Rights Act of 1992, the Florida AIDS Act, the Florida Wage Discrimination Law, the Florida Equal Pay Law, the Florida Whistleblower’s Act, the Miami-Dade County Discrimination Ordinance, and any common law, public policy, contract (whether oral or written, express or implied) or tort law, and any other local, state or federal law, regulation, ordinance or rule having any bearing whatsoever on the terms and conditions of your employment and the cessation thereof. Notwithstanding the foregoing, nothing set forth in this paragraph shall release (i) any rights to indemnification that you may have pursuant to Company policy or applicable law, (ii) any rights that may not be released by a private agreement, (iii) any rights under the federal Age Discrimination in Employment Act (and the Older Worker Benefit Protection Act); (iv) any claims relating solely to acts that occur after the date that you sign this Separation Agreement and General Release; and (v) any claims to enforce the terms of this Separation Agreement and General Release. By signing this Separation Agreement and General Release, you are providing a complete waiver of all Released Claims, whether known or unknown, up until the time that you execute this Agreement and General Release (except as expressly set forth herein).

You acknowledge and agree that, notwithstanding the termination of your employment or anything herein to the contrary, (i) you continue to be bound by the terms of the confidentiality and non-disclosure covenants set forth in the Executive Termination and Severance Agreement, and (ii) any obligations of yours contained in any provisions of the Company’s Employee Handbook and/or any other applicable documents (including, but not limited to, any provisions relating to confidential and proprietary information and intellectual property) that extend beyond your employment with the Company will continue to remain in full force and effect. Except as expressly provided in this paragraph, effective as of the Termination Date, all prior agreements between the parties relating to or arising out of your employment will terminate and be of no further force or effect, including but not limited to the Executive Termination and Severance Agreement. As such, you acknowledge and agree that you are not entitled to and will not receive any severance or other benefits pursuant to the Executive Termination and Severance Agreement and that, by signing this Separation Agreement and General Release, you have released and discharged all rights under the Executive Termination and Severance Agreement. In addition, you acknowledge and agree that the Separation Benefits and Company-provided release set forth above are in full satisfaction of all amounts, benefits and rights to which you may be eligible except as expressly set forth herein, and that you have entered into this Separation Agreement and General Release as a compromise and in full and final settlement of all rights that you may have with respect to any Company Entities & Officials.

In addition, you acknowledge that you have had access to confidential or proprietary information of the Company and the Company Entities & Officials during the course of your employment. Without limiting any of the foregoing, you agree to keep in confidence and, except as authorized in writing by the Company or as otherwise required by law, not to, directly or indirectly, disclose to any third party, or use for the benefit of yourself or any third party, any confidential or proprietary information of the Company and/or any Company Entities & Officials which you acquired, developed or created by reason of your employment, except for information that is or becomes public other than through your breach of this paragraph. You further represent to the Company that you have retained no copies of any such confidential or proprietary information and will make no attempt to acquire such confidential or proprietary information in the future.

You agree that you will provide the Company with up to 400 hours of consulting services on an ongoing basis for a period of 24 months from the Termination Date at no additional cost beyond the payment of the Separation Benefits. Such consulting services will be agreed upon by the parties from time to time in good faith. When requested by the Company, you will provide such consulting services in a timely and competent manner and in good faith. The Company shall not be entitled to any offset, recoupment or reduction in the Separation Benefits in the event the Company does not request you to provide all 400 hours of consulting services contemplated by this paragraph. At the conclusion of the 24-month period following the Termination Date, you shall have no further consulting obligation to the Company.

You will also promptly return to the Company all documents, materials and property in your possession, custody or control that are the property of the Company and/or any Company Entities & Officials (with the exception of the two laptop computers described above).

You agree that beginning on the Termination Date and continuing for a period of 24 months from the Termination Date, you will not, directly or indirectly, attempt to or assist any person or entity, whether individually or in concert with anyone else, in acquiring an interest in or control of the Company or any of its assets (including but not limited to by giving information or otherwise discussing such matters with any person or entity).

You agree that you will cooperate with the Company (and/or the Company Entities & Officials) and its (or their) legal counsel in connection with any current or future investigation or litigation relating to any matter with which you were involved or of which you have knowledge or which occurred during your employment at the Company. Such assistance will include, but not be limited to, depositions and testimony and shall continue until such matters are resolved. The Company will reimburse you for reasonable and pre-approved out-of-pocket expenses actually incurred by you to provide such assistance (excluding attorneys’ fees and expenses).

If you breach this Separation Agreement and General Release, in addition to any other available remedies, the Company will seek restitution and/or offset of any payments or benefits provided to the extent permitted by law.

This Separation Agreement and General Release does not affect your entitlement to the following previously accrued or vested benefits to which you may be entitled:

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Your group health insurance benefits will remain in effect until August 31, 2008. Upon the termination of your group health insurance benefits, you will be provided separate information regarding your right thereafter to continue group coverage as required by COBRA.

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Your group life insurance benefits will remain in effect until August 1, 2008. Upon the termination of your group life insurance, you will be provided separate information regarding any right to convert your group life insurance to an individual policy.

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You will be provided a separate statement of your benefits, if any, under any Company savings and/or pension plan. Your rights to benefits under any Company savings and/or pension plan will be determined by law and in accordance with the terms of the specific plan.

All amounts payable (and all benefits provided) hereunder shall be subject to the withholding of all applicable taxes and deductions required by any applicable law and/or may, if required by any applicable law, be reported as income to you on an IRS Form 1099 or any other applicable tax form.

You acknowledge and agree that the Company Entities & Officials shall be an express third party beneficiary of this Separation Agreement and General Release and shall be entitled to enforce all of the provisions of this Separation Agreement and General Release to the same extent as if each such Company Entity & Official were a signatory hereof.

Since your execution of this Separation Agreement and General Release releases the Company and any Company Entities & Officials from all Released Claims that you may have (except as expressly set forth herein), you should review this carefully before signing it. You agree that you have had ample opportunity to and have been advised to consult with anyone of your choosing, including an attorney, prior to executing this Separation Agreement and General Release (and that you have in fact consulted with Mintz Levin Cohen Ferris Glovsky & Popeo LLP regarding this Separation Agreement and General Release). IN ANY EVENT, TO RECEIVE THE SEPARATION BENEFITS AND OTHER BENEFITS DESCRIBED ABOVE TO WHICH YOU ARE NOT OTHERWISE ENTITLED, YOU MUST SIGN AND RETURN THE SEPARATION AGREEMENT AND GENERAL RELEASE. This Separation Agreement and General Release should be returned to Vivien Hastings, Esq., General Counsel, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134.

If any portion of this Separation Agreement and General Release is found to be unenforceable but such portion would be enforceable if some part thereof were deleted or modified, then such portion will apply with such deletion or modification as is necessary to make it enforceable to the fullest extent permitted by law. If any such portion cannot be modified to be enforceable, such portion will be deemed severed from this Separation Agreement and General Release and will not affect the validity or enforceability of the remainder of this Separation Agreement and General Release.

This Separation Agreement and General Release may be executed in counterparts, each of which shall constitute an original and which together shall constitute a single instrument; in addition, any facsimile or pdf copy of any party’s executed counterpart of this Separation in Agreement and General Release (or its signature page thereof) shall be deemed to be an executed original thereof.

Upon the full execution of this Separation Agreement and General Release, this Separation Agreement and General Release contains the entire understanding of the parties relating to the subject matter hereof, and supersedes and replaces all prior agreements between the parties (except as expressly set forth in this Separation Agreement and General Release). You acknowledge that no representations, oral or written, have been made other than those expressly set forth herein, and that you have not relied on any other representations in executing this Separation Agreement and General Release. This Separation Agreement and General Release may be modified only in a document signed by the parties and referring specifically hereto.

Sincerely yours,
WCI Communities, Inc.
/s/ Vivien Hastings
Vivien Hastings
General Counsel

ACKNOWLEDGMENT

I AGREE TO THE TERMS AND CONDITIONS SPECIFIED IN THIS SEPARATION AGREEMENT AND GENERAL RELEASE, AND I INTEND TO RELEASE ALL RELEASED CLAIMS THAT I MAY HAVE AGAINST THE COMPANY AND ANY COMPANY ENTITIES & OFFICIALS (EXCEPT AS EXPRESSLY SET FORTH HEREIN). I UNDERSTAND THAT THIS SEPARATION AGREEMENT AND GENERAL RELEASE CREATES A TOTAL AND UNLIMITED RELEASE OF ALL RELEASED CLAIMS, WHETHER KNOWN OR UNKNOWN, EXISTING AS OF THIS DATE THAT I MAY HAVE AGAINST THE COMPANY AND ANY COMPANY ENTITIES & OFFICIALS (EXCEPT AS EXPRESSLY SET FORTH HEREIN).

I HAVE HAD AMPLE TIME TO REVIEW THIS SEPARATION AGREEMENT AND GENERAL RELEASE AND TO CONSIDER MY RELEASE OF ALL RELEASED CLAIMS AS SET FORTH HEREIN. I AM SIGNING THIS SEPARATION AGREEMENT AND GENERAL RELEASE KNOWINGLY, VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS TERMS AND EFFECTS. I ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATIONS OR STATEMENTS NOT SET FORTH HEREIN.

In witness hereof, I have executed this Separation Agreement and General Release this      day of                 , 2008.

/s/ Jerry L. Starkey
Jerry L. Starkey

STATE OF FLORIDA)

                                ss.:

COUNTY OF Lee)

On this 1st day of August, 2008 before me, a Notary Public of the State of Florida, personally appeared JERRY L. STARKEY, to me known and known to me to be the person described and who executed the foregoing separation agreement and general release and did then and there acknowledge to me that he voluntarily executed the same.

NOTARY PUBLIC STATE OF FLORIDA
Mary S. Cook	/s/ Mary S. Cook
Commission # DD744279	Notary Public
Expires: MAR. 06, 2012
BONDED THRU ATLANTIC BONDING CO, INC.

YOU MUST RETURN THE ENTIRE SEPARATION AGREEMENT AND GENERAL

RELEASE (INCLUDING THIS ACKNOWLEDGMENT PAGE).